
<ARTICLE>    5
<LEGEND>    THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>    1,000
<CURRENCY>    U.S.DOLLARS

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-2000
<PERIOD-END>                                     Sep-30-2000
<EXCHANGE-RATE>                                            1
<CASH>                                                  $215
<SECURITIES>                                            $183
<RECEIVABLES>                                         $2,471<F1>
<ALLOWANCES>                                              $0<F5>
<INVENTORY>                                           $2,644
<CURRENT-ASSETS>                                     $12,440
<PP&E>                                               $11,024
<DEPRECIATION>                                        $5,751
<TOTAL-ASSETS>                                       $27,840
<CURRENT-LIABILITIES>                                 $8,107
<BONDS>                                              $11,144
<PREFERRED-MANDATORY>                                     $0<F2>
<PREFERRED>                                               $0<F3>
<COMMON>                                                $407
<OTHER-SE>                                            $5,138
<TOTAL-LIABILITY-AND-EQUITY>                         $27,840
<SALES>                                              $14,133
<TOTAL-REVENUES>                                     $15,061
<CGS>                                                $10,869
<TOTAL-COSTS>                                        $13,785
<OTHER-EXPENSES>                                       ($65)
<LOSS-PROVISION>                                          $0<F4>
<INTEREST-EXPENSE>                                      $216
<INCOME-PRETAX>                                       $1,125
<INCOME-TAX>                                            $319
<INCOME-CONTINUING>                                     $789
<DISCONTINUED>                                            $0<F7>
<EXTRAORDINARY>                                           $0<F6>
<CHANGES>                                                 $0<F8>
<NET-INCOME>                                            $789
<EPS-BASIC>                                            $2.27
<EPS-DILUTED>                                          $2.25

<F1> (1)  Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Statement of Financial Position.
<F2> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.
<F3> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.
<F4> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.
<F5> (1)  Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Statement of Financial Position.
(2) Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as zero herein.
<F6> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.
<F7> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.
<F8> (2)  Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are reported as zero herein.

